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                                    EXHIBIT 4



                            CECO ENVIRONMENTAL CORP.

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------


                       Approved by the Board of Directors
                              on September 21, 1999

                            Effective October 1, 1999

                             Subject To Approval by
                     Shareholders at the Next Annual Meeting

         CECO Environmental Corp. (the "Company") does hereby establish its 1999 Employee Stock Purchase Plan as follows:

         1. Purpose of the Plan. The purpose of this Plan is to provide eligible employees of the Company or any of its subsidiaries who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. This Plan is subject to approval by the shareholders of the Company no later than twelve months following the date approved by the Board of Directors. If the shareholders shall not so approve the Plan, all grants of stock and rights to purchase stock of the Company hereunder shall be void and all amounts contributed by participating employees will be promptly refunded without interest.

         2. Definitions.

                  2.1 "Base pay" means regular straight time earnings and overtime payments. "Base pay" excludes any review cycle bonuses, payments for incentive compensation, and other special payments except to the extent that any such item is specifically included by the Board of Directors of the Company (the "Board").

                  2.2 "Account" means the funds accumulated from time to time with respect to an individual employee as a result of deductions from his paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

                  2.3 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the offering date, each of the corporations

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         other than the last such corporation in such chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. Employees Eligible to Participate. Any employee of the Company or any of its subsidiaries who has been in the employ of the Company or subsidiary for one (1) year on an offering date (as defined at paragraph 6) is eligible to participate in that offering, except (a) employees whose customary employment is less than 20 hours per week, and (b) employees whose customary employment is for not more than five months in any calendar year.

         4. Offerings. There shall be as many as ten (10) separate consecutive offerings pursuant to the Plan. The first offering shall commence on the offering date occurring on or after October 1, 1999, and shall continue until March 31, 2000. Thereafter, six-month offerings shall commence on the first offering date occurring on or after each subsequent April 1 and October 1, and the final offering under this Plan shall commence on the first offering date on or after April 1, 2004 (each such date a "commencement date") and shall terminate on September 30, 2004. In order to become eligible to purchase shares, an employee must complete and sign all Enrollment Documents in accordance with
Section 8.1. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

         5. Price. The purchase price per share shall be the lesser of: (a) 85% of the fair market value of the stock on the offering date; or (b) 85% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the closing price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.

         6. Offering Date and Termination Date. The "offering date" of each offering as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. The "termination date" of each offering as used in this Plan shall be March 31, 2000 for the first offering and, for each subsequent offering, the last day of the sixth-month after the offering date if such date is a regular business day, or the last regular business day immediately prior to the next offering date. A different offering date or termination date may be set by resolution of the Board from time to time.

         7. Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is 1,000,000 shares. The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available, in proportion to the dollar amount of payroll deductions

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authorized by all employees participating in such offering under Section 9, in as nearly a uniform manner as shall be practicable and as the Company shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

         8. Participation.

                  8.1 An eligible employee may become a participant by completing an Enrollment Agreement and such other documents as the Board determines to be necessary to administer the Plan (collectively, "Enrollment Documents") and filing them with the comptroller of CECO Filters, Inc. or her designated successor prior to the commencement date of the offering to which it relates.

                  8.2 Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

         9. Payroll Deductions.

                  9.1 At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at the rate of 2%, 4%, 6%, 8%, or 10% of his base pay.

                  9.2 All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

                  9.3 A participant may discontinue his participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his payroll deductions for that offering.

         10. Granting of Option. On the offering date, this Plan shall be deemed to have granted to the participant an option for as many full shares of the common stock of the Company as he shall be able to purchase with the payroll deductions credited to his account during his participation in that offering. Notwithstanding the foregoing, no participant shall purchase more than 5,000 shares of stock during any single offering.

         11. Exercise of Option. Each employee who continues to be a participant in an offering on the termination date of an offering shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of common stock of the Company reserved for the purpose of the Plan as his accumulated payroll deductions on such date will satisfy for at the purchase price provided under Section 5.

         12. Employee's Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 and the stock has been issued by the Company.
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         13. Evidence of Stock Ownership.

                  13.1 Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

                  13.2 The participant may direct, by written notice to the Company at the time of his enrollment in the Plan, that his ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

                  13.3 A participant shall be free to undertake a disposition (as "disposition" shall be defined in Section 424(c) of the Internal Revenue Code of 1986; "Code") of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares shall remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may transfer those shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to him.

                  13.4 A participant who is not subject to payment of United States income taxes may transfer his shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

         14. Withdrawal.

                  14.1 An employee may withdraw from an offering, in whole but not in part, at any time prior to 8:00 a.m. (EST/EDT) of the termination date of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his payroll deductions in cash as soon as practicable thereafter. An employee who has withdrawn from an offering will be terminated from participation in the Plan unless the employee re-enrolls in accordance with Section 14.2.

                  14.2 An eligible employee may re-enroll in the Plan only in accordance with this Section 14.2. To re-enroll in the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee's re-enrollment into the Plan shall not become effective until the offering date of the next succeeding offering following his withdrawal.
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         15. Carryover of Account. At the termination of each offering, the
Company shall automatically re-enroll the employee in the next offering (other than employees who shall have withdrawn pursuant to Section 14), and the balance in the employee's account shall be used to purchase stock of the Company in the next succeeding offering, unless the employee delivers a Withdrawal Notice in accordance with Section 14.1 withdrawing from the Plan effective on such offering date. Upon termination of the Plan, the balance of each employee's account shall be refunded to him.

         16. Interest. No interest will be paid or allowed on any money in the accounts of participating employees.

         17. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw from the Plan in accordance with Section 14.1.

         18. Termination of Employment. The termination of employment for any reason whatsoever, including, without limitation, death or retirement, shall be treated as such participating employee's withdrawal from the Plan in accordance
Section 14.1. Upon such withdrawal, the balance in the account of a participating employee shall be paid to the employee or his estate as the case may be.

         19. Amendment or Discontinuance of the Plan. The Board shall have the right to amend, modify, or terminate the Plan at any time, and from time to time, without notice, provided that no employee's existing rights under any offering already made under Section 4 will be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in
Section 20, cause more than 1,000,000 shares to be offered under this Plan unless shareholder approval is obtained therefor.

         20. Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board, in the sole discretion of the Board, may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase.

         21. Share Ownership. Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription, owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the

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foregoing purposes the rules of Section 425(d) of the Code shall apply in determining share ownership. In addition, no employee shall be allowed to subscribe for any shares under the Plan which permits his rights to purchase shares under all "employee stock purchase plans" of the Company and its subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time.

         22. Administration. The Plan shall be administered by the Board. The Board may delegate any or all of its authority hereunder to such committee of the Board or officer of the Company as it may designate. The administrator shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

         23. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the comptroller of CECO Filters, Inc. or her designated successor or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         24. Termination of the Plan. This Plan shall terminate at the earliest of the following:

                  24.1 September 30, 2004;

                  24.2 The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company, in its sole discretion, may permit a participating employee to exercise the option to purchase shares for as many full shares as the balance of his account will allow at the price set forth in accordance with
         Section 5. If the employee elects to purchase shares, the remaining balance of his account will be refunded to him after such purchase.

                  24.3 The date the Board acts to terminate the Plan in accordance with Section 19 above.

                  24.4 The date when all shares reserved under the Plan have been purchased.
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         25. Limitations on Sale of Stock Purchased Under the Plan. The Plan is
intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

         26. No Right to Continued Employment. Neither this Plan nor the grant of any right or option hereunder shall confer any right on any employee to remain in the employ of the Company or any subsidiary, or restrict the right of the Company or any subsidiary to terminate such employee's employment.

         27. Governmental Regulation. The Company's obligation to sell and deliver shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

         28. Applicable Law. The Plan shall be governed by the substantive laws (and not the conflict law rules) of the State of New York.